Exhibit 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated May 22, 2002, accompanying the consolidated financial statements and schedule incorporated by reference in the Annual Report of Quality Systems, Inc. on Form 10-K for the year ended March 31, 2002. We hereby consent to the incorporation by reference of said report in the Registration Statements of Quality Systems, Inc. on Forms S-8 (File No. 33-31949, effective November 6, 1989, File No. 333-63131, effective September 10, 1998 and File No. 333-67115, effective November 12, 1998).


/s/ Grant Thornton LLP

GRANT THORNTON LLP
Irvine, California
June 28, 2002